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                          Coopers & Lybrand L.L.P.
                          1100 Campanile Building
                           1155 Peachtree Street
                          Atlanta, Georgia  30309


May 13, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  First Liberty Financial Corp.
     Registration on Form S-8

We are aware that our report dated May 13, 1998 on our review of interim financial information of First Liberty Financial Corp. and subsidiaries
(the "Company") for the three-month and six-month periods ended March 31, 1998, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference into the Company's Form S-8 (File No. 33-24733). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ Coopers & Lybrand L.L.P.













































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